Exhibit 1.1

PEPSICO, INC.

[IDENTIFY UNDERWRITTEN SECURITIES]

TERMS AGREEMENT

[date]

To:                             PepsiCo, Inc.
700 Anderson Hill Road
Purchase, New York 10577

Ladies and Gentlemen:

We understand that PepsiCo, Inc., a North Carolina corporation (the “Company”), proposes to issue and sell [identify Underwritten Securities] (the “Underwritten Securities”) subject to the terms and conditions stated herein and in the PepsiCo, Inc. Underwriting Agreement Standard Provisions dated as of November 18, 2019 and attached as Exhibit 1.2 to the Company’s Registration Statement on Form S-3 (File No. 333-[file number] (the “Standard Provisions”). Each of the applicable provisions in the Standard Provisions (including defined terms) is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein. We, the underwriters named below (the “Underwriters”), offer to purchase, severally and not jointly, the amount of Underwritten Securities opposite our names set forth below at a purchase price equal to [insert purchase price(s) for Underwritten Securities].

Principal Amount of
Underwriters	Underwritten Securities	Underwritten Securities	Underwritten Securities	Underwritten Securities	Underwritten Securities	Underwritten Securities

	$	$	$	$	$	$

The Underwriters agree to reimburse the Company for $[insert reimbursement amount] of its expenses incurred in connection with the offering of the Underwritten Securities; such reimbursement to occur simultaneously with the purchase and sale of the Underwritten Securities at the Closing Time.

[Section 9(a)(vii) of the Standard Provisions shall apply to the Underwritten Securities.]

[Section 9(c), (d) and (e) of the Standard Provisions shall apply to this Agreement. The Stabilizing Manager is [Underwriter]. The Manufacturers are [Underwriter], [Underwriter] and [Underwriter].]

[Section 9(f) of the Standard Provisions shall apply to this Agreement.]

For purposes of Section 21 of the Standard Provisions, the identified provisions are: [(i) the fifth paragraph of text under the caption “Underwriting” in such preliminary prospectus, Time of Sale Prospectus and the Prospectus; (ii) the third sentence of the seventh paragraph of text under the caption “Underwriting” in such preliminary prospectus, Time of Sale Prospectus and the Prospectus; (iii) the eighth paragraph of text under the caption “Underwriting” in such preliminary prospectus, Time of Sale Prospectus and the Prospectus; and (iv) the tenth and eleventh paragraphs of text under the caption

“Underwriting” in such preliminary prospectus, Time of Sale Prospectus and the Prospectus]. [update as necessary]

[Add any additional agreed terms.]

[The undersigned are acting as the “Representative” under the Standard Provisions (the “Representatives”). The Representatives represent and warrant that they are duly authorized to execute and deliver this Terms Agreement on behalf of the several Underwriters named above.]

The Underwritten Securities and the offering thereof shall have the following additional terms: [update as necessary]

Issuer:	PepsiCo, Inc.
Trade Date:
Time of Sale:	[time of sale] on the Trade Date
Settlement Date (T+[2]):
Closing Time:	[closing time] on the Settlement Date
Closing Location:
Time of Sale Prospectus:	Base prospectus dated November 18, 2019, preliminary prospectus supplement dated [pricing date] and free writing prospectus dated [pricing date]
Title of Securities:
Aggregate Principal Amount Offered:
Maturity Date:
Interest Payment Dates:
Spread to LIBOR:
Designated LIBOR Page:
Index Maturity:
Interest Reset Dates:
Initial Interest Rate:
Benchmark Treasury:
Benchmark Treasury Yield:
Spread to Treasury:
Re-offer Yield:
Coupon:
Price to Public:
Optional Redemption:
Net Proceeds to PepsiCo (Before Expenses):
Use of Proceeds:
Day Count Fraction:
CUSIP / ISIN:
Minimum Denomination:

Joint Book-Running Managers:
Co-Managers:
Address, Facsimile Number and Email Address for Notices to the Representatives:

IN WITNESS WHEREOF, the parties hereto have executed this Terms Agreement as of the date first above written.

PEPSICO, INC.

By:
Name:
Title:

By:
Name:
Title:

CONFIRMED AND ACCEPTED, as of the date first above written:

[NAMES OF REPRESENTATIVES]

[as Representatives of the several Underwriters]

By:	[REPRESENTATIVE]

By:
Name:
Title:

By:	[REPRESENTATIVE]

By:
Name:
Title:

By:	[REPRESENTATIVE]

By:
Name:
Title:

Schedule I

Time of Sale Prospectus:

1.                       Preliminary Prospectus dated [pricing date] (including the Base Prospectus dated November 18, 2019)

2.                       Any free writing prospectuses approved by the Representatives and filed by the Company under Rule 433(d) under the Securities Act

3.                       Final Term Sheet dated [pricing date] to be filed by the Company pursuant to Rule 433 under the Securities Act setting forth certain terms of the Underwritten Securities